As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-130629

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ORBIT INTERNATIONAL CORP.
(Exact name of Registrant as specified in its charter)

Delaware	11-1826363
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

80 Cabot Court
Hauppauge, New York 11788
(631) 435-8300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mitchell Binder
Chief Executive Officer
Orbit International Corp.
80 Cabot Court, Hauppauge, New York 11788
(631) 435-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Irvin I. Brum, Esq.
Ron Ben-Bassat, Esq.
Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower, 15th Floor
Uniondale, New York  11556-1425
(516) 663-6519

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or intent reinvestments plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-130629), filed by Orbit International Corp. (the “Company”) on December 2, 2005, subsequently amended on January 10, 2006 (the “Registration Statement”) and declared effective by the Securities and Exchange Commission on January 11, 2006, registering 206,129 shares of the Common Stock, par value $.10 per share, of the Company in connection with the offer and sale of such shares by the selling stockholders identified in the prospectus forming a part of the Registration Statement.

The Registrant intends to file a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on October 9, 2014

ORBIT INTERNATIONAL CORP.

By:	/s/ Mitchell Binder
Mitchell Binder
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell Binder	President, Chief Executive Officer and Director	October 9, 2014
Mitchell Binder	(Principal Executive Officer)

/s/ David Goldman	Chief Financial Officer and Treasurer	October 9, 2014
David Goldman	(Principal Financial & Accounting Officer)

/s/ Wayne Cadwallader	Director	October 9, 2014
Wayne Cadwallader

/s/ Fredric Gruder	Director	October 9, 2014
Fredric Gruder

/s/ Bernard Karcinell	Director	October 9, 2014
Bernard Karcinell

/s/ Sohail Malad	Director	October 9, 2014
Sohail Malad

/s/ Lawrence Rainville	Director	October 9, 2014
Lawrence Rainville